Exhibit 99.1

LUMINEX CORPORATION REPORTS FIRST QUARTER 2011 RESULTS

REVENUE GROWTH OF 30 PERCENT OVER PRIOR YEAR

AUSTIN, Texas (May 9, 2011) – Luminex Corporation (NASDAQ:LMNX) today announced financial results for the first quarter ended March 31, 2011.  Financial and operating highlights include the following:

•	Consolidated first quarter revenue was $43.3 million, a 30 percent increase over the first quarter of 2010
•	First quarter 2011 consumable sales of $15.0 million, a 53 percent increase over the first quarter of 2010
•
First quarter 2011 shipments of 197 multiplexing analyzers that included 38 MAGPIX® systems, resulting in cumulative life-to-date multiplexing analyzer shipments of 7,897, up 13% from a year ago. Also included in system sales are 34 BSD sample handling systems

•	Consolidated gross profit margin was 71 percent for the first quarter of 2011
•	Operating income for the first quarter of 2011 was $8.3 million compared with operating income of $3.7 million for the same period last year
•	Established collaboration agreement with Partners HealthCare Center for Personalized Genetic Medicine in the areas of biomarker discovery and clinical assay development

REVENUE SUMMARY
(in thousands, except percentages)

	Three Months Ended
	March 31,		Variance
	2011	2010	($)	(%)
	(unaudited)

System sales	$7,679	$6,699	$980	15%
Consumable sales	15,002	9,819	5,183	53%
Royalty revenue	7,256	5,849	1,407	24%
Assay revenue	9,584	7,660	1,924	25%
All other revenue	3,754	3,225	529	16%
	$43,275	$33,252	$10,023	30%

“Luminex delivered strong financial and operating performance for the first quarter of 2011,” said Patrick J. Balthrop, president and chief executive officer of Luminex.  “Our consumable, assay, and royalty revenue categories each showed excellent growth trends over the prior year period. Consumable revenue reached an all-time record in the first quarter, growing 53% year-over-year, which reflects the strong demand from our top partners. In addition, we continue to expand our installed base at a healthy rate and look forward to expanding our distribution for our MAGPIX system in the near future.”

“During the quarter we announced an exciting collaboration with Partners HealthCare, a premier Boston-based integrated health system, with the goal of accelerating the development and commercialization of novel molecular diagnostic tests. Regarding assay development initiatives, Luminex is on-track with its innovative Gastrointestinal Pathogen Panel, xTAG® GPP, and xMAP® NeoPlex4™ assay products.

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LMNX Reports First Quarter 2011 Results

May 9, 2011

In addition, we await FDA clearance for our xTAG RVP FAST assay and are excited about its potential in the marketplace once cleared,” added Balthrop. “These initiatives along with our investment in exciting new systems, such as MAGPIX, will help ensure that Luminex delivers high performance solutions to our customers and long term value for our shareholders,” Balthrop concluded.

Consolidated revenue for the first quarter of 2011 was $43.3 million, a 30 percent increase over consolidated revenue of $33.3 million for the first quarter of 2010.  GAAP net income for the first quarter of 2011 was $4,461,000, or $0.11 per diluted share, compared with GAAP net income of $1,875,000, or $0.05 per diluted share, for the prior year period.  Net income for the first quarter of 2011 included non-cash charges of $2.5 million in stock compensation expense associated with ASC 718 and $2.5 million of depreciation and amortization expense.  Net income for the first quarter of 2010 included non-cash charges of $2.2 million in stock compensation expense associated with ASC 718 and $2.2 million of depreciation and amortization expense.

LUMINEX CORPORATION
REPORTABLE SEGMENT HIGHLIGHTS
 (in thousands, except percentages)

	Three Months Ended
	March 31,		Variance
	2011	2010	($)	(%)
	(unaudited)
Revenue
Technology and strategic partnerships	$31,935	$25,216	$6,719	27%
Assays and related products	11,340	8,036	3,304	41%
Total Revenue	43,275	33,252	10,023	30%

Operating income (loss)
Technology and strategic partnerships	8,656	4,296	4,360	101%
Assays and related products	(362)	(548)	186	34%
Total Operating income	8,294	3,748	4,546	121%

FINANCIAL OUTLOOK AND GUIDANCE

The Company reaffirms its 2011 annual revenue guidance of between $163 and $170 million.

CONFERENCE CALL

Management will host a conference call to discuss the operating highlights and financial results for the first quarter ended March 31, 2011, on Monday, May 9, 2011, at 4:00 p.m. Central time/ 5:00 p.m. Eastern time.  The conference call will be webcast live and will be accompanied by a slide presentation, both of which may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com.  Simply log on to the web at the address above, go to the Company section and access the Investor Relations link.  Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call and slides will be archived for six months on the website using the ‘replay’ link.

Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry.  The Company’s xMAP system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets.  The Company’s xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies.  Further information on Luminex or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

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LMNX Reports First Quarter 2011 Results

May 9, 2011

Statements made in this release that express Luminex’ or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding: the expansion of our installed base; expanded distribution for our MAGPIX system; the development progress of our Gastrointestinal Pathogen Panel and NeoPlex4 assay products; anticipated FDA clearance and market acceptance of our RVP FAST assay product; the ability of our investment in current initiatives and new products to deliver high performance solutions, and drive long-term value for our shareholders; and, projected 2011 revenue. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995.  It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements.  Factors that could cause Luminex’ actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’ products and technology, the Company’s dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company’s revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, Luminex’ ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company’s strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against Luminex, risks relating to Luminex’ foreign operations, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading "Risk Factors" in Luminex’ Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission.  The forward-looking statements, including the financial guidance and 2011 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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LMNX Reports First Quarter 2011 Results

May 9, 2011

LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2011	2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$94,561	$89,487
Restricted cash	1,003	1,002
Short-term investments	27,052	28,404
Accounts receivable, net	14,381	20,936
Inventories, net	25,526	24,932
Deferred income taxes	2,421	4,225
Prepaids and other	3,701	2,732

Total current assets	168,645	171,718

Property and equipment, net	21,520	22,084
Intangible assets, net	12,376	12,944
Deferred income taxes	6,798	6,363
Long-term investments	7,538	6,021
Goodwill	42,273	42,250
Other	6,274	4,430

Total assets	$265,424	$265,810

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,927	$7,621
Accrued liabilities	4,735	7,444
Deferred revenue	3,928	3,866
Current portion of long term debt	1,111	849

Total current liabilities	14,701	19,780

Long-term debt	3,276	3,351
Deferred revenue	4,098	4,303
Other	3,490	3,511

Total liabilities	25,565	30,945

Stockholders' equity:
Common stock	41	41
Additional paid-in capital	295,893	295,422
Accumulated other comprehensive gain	1,211	1,150
Accumulated deficit	(57,286)	(61,748)

Total stockholders' equity	239,859	234,865

Total liabilities and stockholders' equity	$265,424	$265,810

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LMNX Reports First Quarter 2011 Results

May 9, 2011

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2011	2010
	(unaudited)

Revenue	$43,275	$33,252
Cost of revenue	12,547	10,476

Gross profit	30,728	22,776

Operating expenses:
Research and development	7,570	5,480
Selling, general and administrative	14,864	13,548

Total operating expenses	22,434	19,028

Income from operations	8,294	3,748
Interest expense from long-term debt	(83)	(116)
Other income, net	107	127

Income before income taxes	8,318	3,759
Income taxes	(3,857)	(1,884)

Net income	$4,461	$1,875

Net income per share, basic	$0.11	$0.05

Shares used in computing net income per share, basic	41,239	40,783

Net income per share, diluted	$0.11	$0.05

Shares used in computing net income per share, diluted	42,305	41,588

The Company has reclassified certain amounts previously classified as a component of selling, general and administrative expenses to research and development expenses to conform to the current period presentation. This reclassification was $0.5 million in the first quarter of 2010, and was not material to the Company's consolidated financial statements.

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LMNX Reports First Quarter 2011 Results

May 9, 2011

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31,
	2011	2010
	(unaudited)
Cash flows from operating activities:
Net income	$4,461	$1,875
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,516	2,163
Stock-based compensation	2,547	2,167
Deferred income tax benefit	1,325	1,594
Excess income tax benefit from employee stock-based awards	(2,204)	-
Other	71	335
Changes in operating assets and liabilities:
Accounts receivable, net	6,588	6,252
Inventories, net	(586)	(1,566)
Other assets	(1,022)	73
Accounts payable	(2,744)	(4,187)
Accrued liabilities	(1,786)	(3,383)
Deferred revenue	(143)	777

Net cash provided by operating activities	9,023	6,100

Cash flows from investing activities:
Purchases of available-for-sale securities	(7,046)	(12,613)
Maturities of available-for-sale securities	6,921	3,195
Purchase of property and equipment	(1,154)	(1,464)
Purchase of cost method investment	(2,000)	-

Net cash used in investing activities	(3,279)	(10,882)

Cash flows from financing activities:
Proceeds from issuance of common stock	228	1,139
Payments for stock repurchases	(3,250)	-
Excess income tax benefit from employee stock-based awards	2,204	-

Net cash (used in) provided by financing activities	(818)	1,139

Effect of foreign currency exchange rate on cash	148	(27)
Change in cash and cash equivalents	5,074	(3,670)
Cash and cash equivalents, beginning of period	89,487	90,843

Cash and cash equivalents, end of period	$94,561	$87,173

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